Exhibit 99.2

Section 906 Certification

CERTIFICATION

18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

In connection with this Amendment No. 1 to quarterly report of VCampus Corporation on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof, the undersigned, in his capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	This report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this report fairly presents, in all material respects, the financial condition and results of operation of VCampus Corporation as of, and for, the periods presented in this report.

Date: July 8, 2003

/s/ CHRISTOPHER L. NELSON
Christopher L. Nelson
Chief Financial Officer